Exhibit 5(a)


                                   February 29, 1996

Louisiana Power & Light Company
639 Loyola Avenue
New Orleans, Louisiana 70113

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof by Louisiana Power & Light Company (the "Company") for the registration under the Securities Act of 1933, as amended, of $322,526,000 aggregate principal amount of Waterford 3 Secured Lease Obligation Bonds (the "Bonds") to be issued, in one or more series, by W3A Funding Corporation ("Funding Corporation") and for the qualification under the Trust Indenture Act of 1939, as amended, of the Collateral Trust Indenture, as proposed to be supplemented ("Collateral Trust Indenture"), under which the Bonds are to be issued.

          We are of the opinion that Funding Corporation is a corporation duly organized and validly existing under the laws of the State of Delaware.

          We are further of the opinion that all action necessary to make valid the proposed issuance and sale by Funding
Corporation of the Bonds to the purchasers thereof will have been taken when:

               (a) the Company's said Registration Statement on Form S-3, as it may be amended, shall have become effective in accordance with the applicable provisions of the Securities Act of 1933, as amended, and a supplement or supplements to the prospectus specifying certain details with respect to the offering or offerings of the Bonds shall have been filed with the Commission, and the Collateral Trust Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended;

               (b) an appropriate order or orders shall have been issued by the Commission under the Public Utility Holding Company Act of 1935 in respect of the related Application-Declaration on Form U-1 (File No. 70-8771), as amended and as it may be further amended;

               (c) appropriate action shall have been taken by the Boards of Directors of the Company and of Funding Corporation for the purpose of authorizing the consummation of the issuance and sale of the Bonds;

               (d) the proposed Collateral Trust Indenture, under which the Bonds are to be issued, shall have been appropriately executed and delivered; and

               (e)  the Bonds shall have been appropriately
               issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

          We are further of the opinion that when the foregoing steps have been taken, the Bonds will be legal, valid and binding obligations of Funding Corporation enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws affecting the enforcement of creditors' rights, by fraudulent conveyance and transfer laws and by general equitable principles and the exercise of judicial discretion in applying remedies for the enforcement of the rights and security provided for therein, including the remedy of specific enforcement and otherwise.
This opinion does not pass upon the matter of compliance with "blue sky" laws or similar laws relating to the sale or distribution of the Bonds by underwriters.

          We are members of the New York Bar and do not hold ourselves out as experts on the laws of any other state. As to matters of Delaware law, we have examined or caused to be examined such documents and satisfied ourselves as to such matters as we have deemed necessary in order to render this opinion. As to all matters of Louisiana law, we have relied upon an opinion of even date addressed to you by Monroe & Lemann (A Professional Corporation), of New Orleans, Louisiana. We have not examined into and are not passing upon matters relating to the incorporation of the Company.

          We hereby consent to the use of this opinion as an exhibit to the Company's said Registration Statement on Form S-3, as it may be amended, and consent to such references to our firm as may be made in such Registration Statement and in the Prospectus constituting a part thereof.

                              Very truly yours,


                              /s/ Reid & Priest LLP

                              REID & PRIEST LLP